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                                                                   EXHIBIT 23(b)


                     [CONSENT OF PRICEWATERHOUSECOOPERS LLP]


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-69766, 333-86423, 333-02651, 333-59367) and
the Registration Statement on Form S-3 (No. 333-45532) of CanArgo Energy Corporation, of our report dated March 24, 2003, except for Note 17 paragraph 7, as to which the date is April 9, 2004 relating to the financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001, which appears in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.


PricewaterhouseCoopers LLP
London, England

July 1, 2004